Exhibit 4(d)(17)

[BankBoston's Letterhead appears here]




                                 August 21, 1998

Texfi Industries, Inc.                          [BankBoston's Logo appears here]
5400 Glenwood Avenue, Suite 215
Raleigh, North Carolina  27612

      Attention:  Robert Ambrosini

                         Forbearance Agreement Extension

Ladies and Gentlemen:

     We refer to the Forbearance Agreement dated as of June 5, 1998 (as amended by that certain letter agreement dated as of July 21, 1998, the "Forbearance Agreement") to which you and we are parties. Terms defined in the Forbearance Agreement are used herein as therein defined.

     You have requested an extension of the Forbearance Period from August 24, 1998 to August 31, 1998, to permit additional time to negotiate a refinancing or restructuring of the Borrower's outstanding Debt. The Agent and the Lenders agree so to extend the Forbearance Period, provided that from and after the earlier of the date of this letter and August 24, 1998 and continuing through August 31, 1998,

     (a) the definition "Forbearance Period" is amended in its entirety to read as follows:

            "Forbearance Period" means the period beginning on the date hereof and ending on the earlier of August 31, 1998 and the date on which the Agent notifies the Borrower any Forbearance Condition (as hereinafter defined) fails or ceases to be satisfied.

      (b) no repayments of principal of the Term Loan shall be required to be made prior to August 31, 1998; and

      (c) subsection (f) or Section 3, "Forbearance Conditions" is hereby amended in its entirety to read as follows:

            (f) A comparison of the Borrower's results of operations and financial condition during the period from May 15, 1998 through any comparison date on or prior to August 31, 1998 to the business plan dated May 15, 1998 (adjusted for the increase in the interest rate applicable to the Loans as provided in Section 2(c)) submitted by the Borrower to the Agent and the Lenders (the "Business Plan") for the same period, shall not result in any material adverse variance;

Mr. Robert Ambrosini
Texfi Industries,Inc.
August 21, 1998
Page 2

      Please indicate your acceptance of the foregoing, your representation that as of the date hereof there are no Defaults or Events of Default existing under the Loan Agreement, other than the Forbearance Defaults, and your ratification of the Forbearance Agreement, the Loan Agreement and the other Loan Documents, except as modified hereby, by signing the enclosed duplicate of this letter in the space indicated and returning it to the undersigned.

                                Very truly yours,



                                      BANKBOSTON,  N.A., as the Agent and
                                   as a Lender


                                      By:/s/ Christian B. Colson
                                         --------------------------------
                                         Christian B. Colson
                                         Managing Director

                                     THE CIT GROUP/COMMERCIAL
                                 SERVICES, INC.:


                                     By: /s/ Gordon Jones
                                        ---------------------------------
                                        Name: Gordon Jones
                                             ----------------------------
                                        Title: Vice President
                                              ---------------------------

                             NATIONAL BANK OF CANADA


                                     By:    /s/ Charles Collie
                                        ---------------------------------
                                        Name:  Charles Collie
                                              ---------------------------
                                        Title: VP & Mgr.
                                              ---------------------------


                                     By: /s/ Alex M. Council IV
                                        ---------------------------------
                                        Name:  Alex M. Council IV
                                              ---------------------------
                                        Title: Vice President
                                              ---------------------------

Mr. Robert Ambrosini
Texfi Industries,Inc.
August 21, 1998
Page 3

Accepted and agreed this
25th day of August, 1998.
----
  TEXFI INDUSTRIES, INC.


  By: /s/ Robert P. Ambrosini
     ---------------------------
     Name: Robert P. Ambrosini
           ---------------------
     Title: EVP & CFO
           ---------------------